EXHIBIT 10.19
CONFIDENTIAL TREATMENT REQUESTED

LONGRUN2 TECHNOLOGY LICENSE AGREEMENT

     This LongRun2 Technology License Agreement (“Agreement”) is made and entered into as of January 20, 2005 (“Effective Date”), by and between Transmeta Corporation, a Delaware corporation having its principal place of business at 3990 Freedom Circle, Santa Clara, CA 95054, U.S.A. (“Transmeta”), and Sony Corporation (“Sony”), a Japanese corporation having its principal place of business at 6-7-35 Kitashinagawa, Shinagawa-ku, Tokyo 141-0001, Japan (“Sony”).

RECITALS

     A. Transmeta develops and sells software-based microprocessors and related hardware and software technologies.

     B. Transmeta has developed certain proprietary power management and related technologies, including Transmeta Technology (as defined below).

     C. Sony desires that Transmeta grant Sony a license under Transmeta’s Intellectual Property Rights (as defined below) in and to the Transmeta Technology, and Transmeta is willing to grant Sony such a license, subject to and in accordance with the terms and conditions of this Agreement, for Sony to use the Transmeta Technology with its * * * CMOS technology generations, and any intermediate (i.e., internode) generations thereof.

     D. Sony desires that Transmeta provide Sony with certain technology transfer and technical support services related to the Transmeta Technology and Transmeta is willing to provide Sony with such services, subject to and in accordance with the terms of this Agreement.

     NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	DEFINITIONS

1.1	“Foundry Service” means the service of manufacturing semiconductor wafers on behalf of third parties where the manufacturer provides the third parties with process information (such as design rules) and/or cell libraries, function block or macro (such as, by way of example, but not limitation, a digital or analog block or cell library) to be incorporated into the wafers.

1.2	"Have Manufactured” means for Sony (or a sublicensed Sony Subsidiary (as defined below)) to contract with a third party or parties to perform designing or manufacturing functions for and on behalf of Sony (or the sublicensed Sony Subsidiary).

* * * Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Sony / Transmeta LongRun2 Agreement	1	January 2005

1.3	“Intellectual Property Rights” means patent rights (including patent applications and disclosures), mask work rights, copyrights, rights in trade secrets and know-how, and any other intellectual property rights recognized in any country or jurisdiction in the world, exclusive of rights in and to trademarks, trade names, logos, service marks, other designations of source and design patents and design patent applications.

1.4	“LongRun2 Products” means CMOS integrated circuit semiconductor devices that are based on, manufactured utilizing, embody, implement, incorporate or practice the Transmeta Technology, in whole or in part.

1.5	“Patent(s)” means any patent(s) or patent application(s), worldwide, owned or controlled by a party at any time during the term of this Agreement, except for design patents and design patent applications.

1.6	“Sony Improvements” means any improvements, modifications, enhancements, extensions to or derivative works directly based upon the Transmeta Technology, in whole or in part, developed by or for Sony or a Sony Subsidiary by any employee, contractor, consultant or agent of Sony or a Subsidiary who has had access to Transmeta Technology pursuant to this Agreement or the Mutual NDA (defined in Section 3.1).

1.7	“Subsidiary” means any entity that a party controls. For purpose of this definition, “controls” means having: (i) ownership of more than fifty percent (50%) of the equity securities entitled to vote for the election of directors (or, in the case of an entity that is not a corporation, for the election of the corresponding managing authority); or (ii) the right to vote for or appoint a majority of the board of directors or other governing body of such entity. Any entity will be deemed to be a “Subsidiary” only so long as such control exists. Subsidiary(ies) of Sony will be referred to as “Sony Subsidiary(ies)” and those of Transmeta will be referred to as “Transmeta Subsidiary(ies)”.

1.8	“Transmeta Technology” means Transmeta’s proprietary power management and related technologies described in Exhibit A attached hereto, and including any improvements, modifications, enhancements, extensions thereto or derivative works based thereon, in whole or in part, developed by or for Transmeta or Transmeta Subsidiaries, that Transmeta provides to Sony pursuant to the terms of this Agreement.

1.9	“Transmeta Technology Deliverables” means those items of Transmeta Technology specified in Exhibit A, attached hereto, that Transmeta will deliver to Sony in accordance with the terms of this Agreement.

1.10	“Transmeta Documents” means the documents included in the Transmeta Technology Deliverables specified in Exhibit A, attached hereto, that Transmeta will deliver to Sony pursuant to the terms of this Agreement.

* * * Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Sony / Transmeta LongRun2 Agreement	2	January 2005

2.	LICENSES, LICENSE ROYALTIES AND NON-ASSERTION RIGHTS

2.1	License Grant. Subject to Sony’s compliance with all of the terms and conditions of this Agreement (including, without limitation, timely payment of all applicable fees, royalties and any other amounts payable hereunder), Transmeta hereby grants to Sony a worldwide, nonexclusive, nontransferable (except as specified in Section 12.1), non-sublicensable (except as specified in Section 2.2) and royalty-bearing license under all of Transmeta’s Intellectual Property Rights in and to Transmeta Technology to:

(a)	use, reproduce and create Sony Improvements based upon the Transmeta Technology for Sony and third-party customers of Sony, solely for the purpose of designing and developing LongRun2 Products for * * * CMOS semiconductor technology generations (and any intermediate (i.e., internode) generations thereof) (“Licensed LongRun2 Products”);

(b)	manufacture (and Have Manufactured), use, offer for sale, sell, or import Licensed LongRun2 Products; and

(c)	use, reproduce, modify, translate, summarize and distribute the Transmeta Documents, provided that Sony will comply with the confidentiality obligations hereunder to the extent Transmeta Confidential Information (as defined below) is included.

It is acknowledged and agreed by the parties that the rights and license granted under this Section expressly include the right and license for Sony to utilize any Transmeta Technology to provide Foundry Services to any third-party customers of Sony in order for such third-party customers to design and develop Licensed LongRun2 Products for exclusive manufacture by Sony solely for such third-party customers, and to use, offer for sale, sell, or import such Licensed LongRun2 Products.

2.2	Sony Subsidiaries. Sony has the right to sublicense any (or all) of the license rights granted in Section 2.1 to any Sony Subsidiary. Sony, however, hereby guarantees the compliance by each and every such Sony Subsidiary with the terms and conditions of this Agreement, and Sony and such Sony Subsidiaries shall be jointly and severally liable for any breach thereof by any such Sony Subsidiary.

2.3	License Restrictions.

(a)	Restrictions on Have Manufactured Rights. Sony acknowledges that any exercise of its “Have Manufactured” rights under Section 2.1 is expressly contingent upon Sony entering into a written agreement with its contract designer(s) or manufacturer(s) for the design or manufacture of Licensed LongRun2 Products (a “Contract Manufacturing Agreement”). Each Contract Manufacturing Agreement that Sony enters into shall contain provisions that protect

* * * Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Sony / Transmeta LongRun2 Agreement	3	January 2005

Transmeta’s Intellectual Property Rights in and to the Transmeta Technology, Transmeta Technology Deliverables and Transmeta Confidential Information to at least the same extent as the terms and conditions of this Agreement. Sony will use its commercially reasonable efforts to enforce each such Contract Manufacturing Agreement with at least the same degree of diligence used by Sony to enforce similar agreements for its own products. Sony will promptly notify Transmeta in writing of any breach of any such Contract Manufacturing Agreement by a Sony contract designer or manufacturer relating to the Transmeta Technology, Transmeta Technology Deliverables or Transmeta Confidential Information of which Sony becomes aware. Sony will be liable for any and all losses or damages of any kind suffered or incurred by Transmeta arising out of or relating to any such breach.

(b)	Specific Restrictions. Without limiting any restrictions or other limitations specified in Section 2.3(a) above, Sony further acknowledges that, in no event shall Sony or a sublicensed Sony Subsidiary authorize or permit a Sony contract designer or manufacturer to design, manufacture, use, offer to sale, sell, or import a Licensed LongRun2 Product for or on behalf of any party other than Sony or a sublicensed Sony Subsidiary, as applicable.

(c)	Limited Rights. Sony’s rights in the Transmeta Technology, Transmeta Technology Deliverables and Transmeta Confidential Information will be limited to those expressly granted in this Agreement. Transmeta reserves all rights in and to the Transmeta Technology, Transmeta Technology Deliverables and Transmeta Confidential Information not expressly granted to Sony hereunder. For the avoidance of doubt, Sony acknowledges and agrees that it may not use, reproduce, or create Sony Improvements based upon the Transmeta Technology, Transmeta Technology Deliverables or Transmeta Confidential Information, or manufacture (or Have Manufactured), offer for sale, sell, or import any products, except as expressly authorized in this Agreement.

2.4	Royalties. For each Licensed LongRun2 Product manufactured by or for Sony or sublicensed Sony Subsidiaries, Sony will pay Transmeta the non-refundable royalties calculated in accordance with the royalty schedule set forth in Exhibit D. Royalties shall accrue upon the date of completion of sale of each Licensed LongRun2 Product. Within * * * after: (i) the end of each calendar quarter during the term of this Agreement in which the royalty accrues and (ii) the termination of this Agreement, Sony shall submit to Transmeta the payment of royalties due as shown in the Royalty Report (as defined in Section 5.2 below).

* * * Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Sony / Transmeta LongRun2 Agreement	4	January 2005

2.5	Non-Assertion by Sony of Patent Rights in Sony Improvements. Subject to Transmeta’s compliance with all of the terms and conditions of this Agreement, Sony, on behalf of itself and all sublicensed Sony Subsidiaries, hereby covenants not to sue for infringement of or otherwise assert rights in any of its Patents which are filed for the inventions generated from Sony Improvements against:

(a)	Transmeta and Transmeta Subsidiaries on the grounds that they are making, using, selling, offering for sale, importing LongRun2 Products, but only with respect to those features, techniques or functionalities of a LongRun2 Product that implement, incorporate, embody or are based on a Sony Improvement.

(b)	distributors and customers (including but not limited to end-user customers) of Transmeta and Transmeta Subsidiaries on the grounds that such parties are using, selling, offering for sale, or importing LongRun2 Products manufactured by or for Transmeta or Transmeta Subsidiaries, but only with respect to those features, techniques or functionalities of a LongRun2 Product. and

(c)	contract manufacturers of Transmeta and Transmeta Subsidiaries on the grounds that such manufacturers are manufacturing LongRun2 Products solely for Transmeta or Transmeta Subsidiaries, but only with respect to those features, techniques or functionalities of a LongRun2 Product that implement, incorporate, embody or are based on a Sony Improvement.

In the event that this Agreement is assigned by Transmeta to a third party, Sony’s or Sony Subsidiaries’ Patents which are subject matters of this Section 2.5 shall be limited to those implemented in the LongRun2 Products which have been manufactured by or for Transmeta or Transmeta Subsidiaries as of the date of such assignment.

2.6	Additional Patent Licensing. At Transmeta’s request, at any time during the term of this Agreement, Sony will negotiate with Transmeta in good faith (but not be obligated to agree to) the granting of a license under any Sony Patent related to Transmeta’s LongRun2 Products. The terms of such license, if agreed upon, will be documented in a separate agreement.

3.	TECHNOLOGY TRANSFER SERVICES AND FEES

3.1	Transmeta Obligations: Subject to Sony’s payment of the technology transfer services fee in accordance with Section 3.5 below, during the * * * period following the Effective Date (the “Technology Transfer Services Period”), Transmeta will deliver to Sony: (i) the Transmeta Technology Deliverables as set forth in Exhibit A; and (ii) certain technology training as set forth in Exhibit A in accordance with the terms specified therein (“Technology Transfer Training”) as soon as can be mutually

* * * Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Sony / Transmeta LongRun2 Agreement	5	January 2005

agreed. Transmeta will make delivery of the items identified in * * * of Exhibit A within * * * after the execution of this Agreement. Items identified in * * * of Exhibit A will be delivered as soon as * * *. The parties acknowledge that items identified in * * * of Exhibit A have been delivered by Transmeta to Sony in accordance with that certain Mutual Non-Disclosure Agreement * * *. (the “Mutual NDA”) Unless otherwise agreed in writing between the parties, Transmeta will have no obligation to provide additional deliverables or training of any kind after the expiration of the Technology Transfer Services Period.

3.2	Technical Support Services and Maintenance Services. At Sony’s request, and subject to Transmeta’s mutual agreement, and subject to Sony’s payment of the applicable fees in accordance with Section 3.6, during the term of this Agreement, Transmeta will provide or make available to Sony the technical support services, as specified in Exhibit B (“Technical Support Services”), and the maintenance services, as specified in Exhibit B (“Maintenance Services”). Notwithstanding the foregoing, Sony may cancel Technical Support Services and Maintenance Services, at any time, upon at least * * * prior written notice.

3.3	Provision of Transmeta Technology “AS IS”. The Transmeta Technology, Transmeta Technology Deliverables, Technology Transfer Training, Technical Support Services and Maintenance Services are provided “AS IS”.

3.4	Acknowledgement of Confidential Information. Sony acknowledges that the Transmeta Technology, Transmeta Technology Deliverables, Technology Transfer Training, Technical Support Services and Maintenance Services contain and will disclose to Sony certain highly valuable trade secrets of Transmeta unless and until those falls into any of the exceptions as provided in Section 7.3 below.

3.5	Technology Transfer Services Fee. In consideration of Transmeta’s delivery of the Transmeta Technology Deliverables and Technology Transfer Training pursuant to Section 3.1 during the Technology Transfer Services Period, Sony will pay Transmeta a one-time technology transfer fee of * * * in accordance with the payment schedule set forth in Exhibit C. The technology transfer fee payable by Sony hereunder is non-refundable and non-recoupable, and is not creditable against the royalties which may become payable by Sony under Section 2.4. This payment is in no way dependent upon Sony successfully manufacturing a Licensed LongRun2 Product or “bringing up” a Licensed LongRun2 Product production process.

3.6	Technical Support Services and Maintenance Services Fee. In consideration of Transmeta providing Technical Support Services and Maintenance Services pursuant to Section 3.2, Sony will pay Transmeta a fee in accordance with the payment schedule set forth in Exhibit B. The fees for Technical Support Services and Maintenance Services payable by Sony hereunder are non-refundable and non-recoupable, and are not creditable against the royalties which may become payable by Sony under Section 2.4. If Sony cancels Technical Support Services and Maintenance Services in accordance with the provisions of Section 3.2, the fees payable by Sony

* * * Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Sony / Transmeta LongRun2 Agreement	6	January 2005

will be pro-rated based on the period for which Transmeta has performed (and continues to perform) such Technical Support Services or Maintenance Service until such scheduled cancellation date.

4.	PAYMENT, INTEREST AND TAXES

4.1	Payment Method. All payments by Sony shall be made in U.S. dollars by wire transfer to the bank account to be separately designated in writing by Transmeta.

4.2	Interest and Other Payment Terms. Any payments made after the applicable due date will incur interest at the rate of * * *. All amounts specified in this Agreement will be paid in U.S. dollars and will not be subject to setoff against any amounts of claims that Transmeta owes to Sony under this Agreement or under any other agreement.

4.3	Taxes. Sony will pay any and all national, state, prefecture, city, local and other excise, sales, use, value-added and other taxes and duties imposed by any and all applicable laws and regulations in Japan in respect of the payments made under this Agreement or otherwise arising out of this Agreement, other than taxes based upon Transmeta’s net income. If it is required under applicable law, Sony may pay, on Transmeta’s behalf, any withholding taxes that are required to be paid under applicable law. In this event, Sony will furnish Transmeta with written documentation of such payments, including but not limited to receipts, of any and all such taxes paid by Sony.

5.	RECORDS AND AUDIT REQUIREMENTS

5.1	Records. For * * * after the completion of each calendar quarter, Sony will maintain complete and accurate books, records and accounts as are reasonably necessary to verify the royalty payments made by Sony hereunder.

5.2	Reports. Within * * * after (i) the end of each calendar quarter during the term of this Agreement; and (ii) the termination of this Agreement, Sony will furnish to Transmeta a written report specifying the royalties owed for the relevant period (“Royalty Report”). If no royalties are due, that fact will be shown on such Royalty Report. The content, form and format of such Royalty Reports will be as mutually agreed to by the parties, but will include, at a minimum, the quantity of each royalty-bearing Licensed LongRun2 Product.

5.3	Audit. During the term of this Agreement and for a period of * * * thereafter, upon at least * * * prior written notice to Sony, Transmeta will have the right, at its own cost and expense, to authorize a certified public accounting firm as agreed by Sony, with Sony’s prior consent which will not be unreasonably withheld or delayed, to audit Sony’s books, records, and accounts, and other relevant information for the purpose of verifying the accuracy of the amount of royalties reported by Sony in Royalty Reports pursuant to Section 5.2, provided that such audit shall be conducted during the normal business hours of Sony and no more frequently than once a year. If the

* * * Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Sony / Transmeta LongRun2 Agreement	7	January 2005

accounting firm concludes that additional amounts were owed during the audited period, Sony will pay such additional amounts plus interest calculated in accordance with Section 4.2, within * * * of the date Transmeta delivers the accounting firm’s written report to Sony. Transmeta will pay the fees and expenses charged by the accounting firm; provided however, if the audit discloses that the royalties payable by Sony for the audited period are more than * * * of the amounts actually paid for such period, then Sony will pay the reasonable fees and expenses charged by the accounting firm.

6.	TERM AND TERMINATION

6.1	Term. This Agreement will begin on the Effective Date and will remain in force * * * unless and until terminated in accordance with Section 6.2. Notwithstanding the foregoing, this Agreement will automatically extend for additional * * * periods unless Sony notifies Transmeta in writing at least * * * prior to the then applicable expiration date that Sony does not want this Agreement to extend. At Sony’s request, at the time of any extension of this Agreement, Transmeta will negotiate with Sony in good faith revision of terms and conditions of this Agreement, including, but not limited to discount of the royalty.

6.2	Termination. Either party may terminate this Agreement: (i) if the other party breaches any material term or condition of this Agreement that is curable and fails to cure such breach within * * * following receipt of written notice from the non-breaching party; or (ii) immediately upon written notice to the other party if such other party breaches any material term or condition of this Agreement that is not curable.

6.3	Effect of Termination. Upon the termination of this Agreement by either party pursuant to Section 6.2: (i) except as otherwise expressly provided in this Agreement, all licenses and rights granted to Sony hereunder will immediately terminate; (ii) Sony shall promptly return to Transmeta or destroy all Transmeta Confidential Information and all Transmeta Technology Deliverables in its possession or control and provide Transmeta with an officer’s written certification, certifying to the return or destruction of all such Transmeta Confidential Information and Transmeta Technology Deliverables, provided that Sony (and sublicensed Sony Subsidiaries) may retain a reasonable number of copies thereof necessary for the provision of maintenance services to its then existing customers to which Sony and/or Sony Subsidiaries had already sold the Licensed LongRun2 Products; and (iii) Transmeta shall promptly return to Sony or destroy all of Sony Confidential Information that Transmeta may have obtained through the course of this Agreement, and provide Sony with an officer’s written certification, certifying to the return or destruction of all such Confidential Information.

6.4	Survival. Sony’s obligation to pay any accrued unpaid amounts due to Transmeta will survive termination of this Agreement in case of termination for any reason. The rights and obligations of the parties under Sections 1, 2.3, 2.5 (except if Sony

* * * Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Sony / Transmeta LongRun2 Agreement	8	January 2005

terminates this Agreement pursuant to Section 6.2), 3.3, 3.4, 4, 5, 6.3, 6.4, 7, 8, 9, 10, 11 and 12 of this Agreement also will survive the termination of this Agreement for any reason. The license rights granted by Transmeta under Sections 2.1 and 2.2 will survive termination of this Agreement by either party pursuant to Section 6.2 with respect to any and all Licensed LongRun2 Products sold and invoiced by Sony or a sublicensed Sony Subsidiary prior to the effective date of termination and, subject to Sony’s payment of the applicable royalties in accordance with the terms of this Agreement, any Licensed LongRun2 Products manufactured by Sony or a sublicensed Sony Subsidiary prior to the effective date of termination. Notwithstanding the foregoing, Section 2.5 will survive termination only to the extent of Sony’s or Sony Subsidiaries’ Patents which are implemented in the LongRun2 Products which have been manufactured by or for Transmeta or Transmeta Subsidiaries as of the date of such termination.

6.5	Confirmation of Sony’s License Rights. The parties acknowledge that the Transmeta Technology is “intellectual property” as defined in Section 101(56) of the U.S. Bankruptcy Code (the “Code”), that this Agreement is governed by Section 365(n) of the Code, and that Sony will have the right to exercise all rights provided by Section 365(n) of the Code with respect to the Transmeta Technology. Without limiting the foregoing, the parties agree that in the event that any bankruptcy proceeding is filed by or against Transmeta, and the bankruptcy trustee or debtor-in-possession rejects this Agreement, Sony will have the right to exercise all rights provided by Section 365(n) of the Code, including the right to retain its license rights to the Transmeta Technology under this Agreement and any agreement ancillary to this Agreement, subject to Sony’s ongoing payment of any royalties payable hereunder.

7.	CONFIDENTIALITY

7.1	Confidential Information. “Confidential Information” means any business or technical information that a party hereto desires to protect against unauthorized use or disclosure that: (i) is disclosed in writing and is identified and/or marked by the disclosing party as Confidential Information at the time of disclosure; or (ii) is disclosed in any other manner and, under the circumstances of disclosure or due to the nature of the information, a person exercising reasonable business judgment would understand to be confidential or proprietary. Without limiting the generality of the foregoing, Confidential Information may include, but is not limited to, any information relating to business processes, operations, product plans, designs, costs, product prices and names, finances, marketing plans, business opportunities, personnel, research, development or know-how; and the terms and conditions of this Agreement. In addition, for the purpose of this Agreement: (i) the Transmeta Technology and Transmeta Technology Deliverables and information disclosed by Transmeta in connection with providing Technology Transfer Training pursuant to Section 3.1 and Technical Support Services and Maintenance Services pursuant to Section 3.2 shall be deemed Transmeta’s Confidential Information unless and until such information falls into any of the exceptions as provided in Section 7.3 below;

* * * Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Sony / Transmeta LongRun2 Agreement	9	January 2005

and (ii) any Sony Improvements that Sony provides to Transmeta pursuant to this Agreement shall be deemed Sony Confidential Information unless and until such information falls into any of the exceptions as provided in Section 7.3 below. For the avoidance of doubt, it is acknowledged and agreed by the parties that Sony has no obligation to disclose Sony Improvements to Transmeta under this Agreement.

7.2	Use and Disclosure Restrictions. Neither party will use the other party’s Confidential Information except for the purposes of exercising its rights and fulfilling its obligations hereunder, and will not disclose such Confidential Information to any third party except to its employees and consultants as is reasonably required in connection with the exercise of its rights and the fulfillment of its obligations under this Agreement (and, in case of any consultants, only subject to binding use and disclosure restrictions at least as protective as those set forth herein to be executed in writing by such consultants). In addition, Sony may disclose Transmeta’s Confidential Information to any (i) Sony Subsidiary to which Sony grants a sublicense pursuant to Section 2.2 hereof, (ii) to any third-party designer or manufacturer of Sony or such a sublicensed Sony Subsidiary for the purpose of exercising its rights under Section 2.1(b); and (iii) to any third-party customer of Sony or such a sublicensed Sony Subsidiary for the purpose of exercising its rights under Section 2.1; provided, that prior to any such disclosure, each such third party customer must execute a written non-disclosure agreement with Sony that contains use and disclosure restrictions at least as protective as those set forth herein. Each party will use all reasonable efforts to protect and to maintain the confidentiality of all of the other party’s Confidential Information in its possession or control by using the efforts that such party ordinarily uses with respect to its own proprietary information of similar nature and importance, but in no event less than reasonable efforts. The foregoing obligations will not restrict either party from disclosing the terms of this Agreement: (i) pursuant to the order or requirement of a court, administrative agency, or other governmental body, provided that the party required to make such a disclosure gives reasonable notice to the other party, to the extent reasonably practicable, so that the other party may contest such an order or requirement; (ii) on a confidential basis to its legal or professional financial advisors; (iii) as required under applicable securities regulations; and (iv) subject to execution of reasonable and customary written confidentiality agreements consistent with the restrictions set forth herein, to present or future providers of capital and/or potential acquirers of such party or its assets associated with the subject matter of this Agreement.

7.3	Exclusions. The obligations set forth in Section 7.2 will not apply to any information that: (i) is or becomes generally known to the public through no fault or breach of this Agreement by the receiving party; (ii) the receiving party can document was rightfully known to the receiving party at the time of disclosure without an obligation of confidentiality; (iii) the receiving party can document was independently developed by the receiving party without use of the disclosing party’s Confidential Information; or (iv) the receiving party rightfully obtains from a third party without restriction on use or disclosure.

* * * Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Sony / Transmeta LongRun2 Agreement	10	January 2005

8.	OWNERSHIP

8.1	Transmeta Ownership. Sony acknowledges and agrees that, as between Transmeta and Sony, Transmeta owns all right, title, and interest in and to the Transmeta Technology Deliverables, Transmeta Technology and Transmeta Confidential Information, including all Intellectual Property Rights therein.

8.2	Sony Ownership. Transmeta acknowledges and agrees that, as between Sony and Transmeta, Sony owns all right, title, and interest in and to the Sony Improvements and Sony Confidential Information, including all Intellectual Property Rights therein.

8.3	Proprietary Notices. Each party will not delete or in any manner alter the patent, copyright, trademark, and other proprietary rights notices of the other party (and its suppliers, if any) appearing on the documents (including but not limited to the Transmeta Technology and/or Transmeta Technology Deliverables, Sony Improvements), as provided or otherwise made available by the other party hereunder. Each party shall reproduce such notices on all copies it makes of the documents, as permitted hereunder.

8.4	It is acknowledged and agreed by the parties that Sections 8.1 and 8.2 shall not affect each party’s ownership of any Intellectual Property Rights which exists as of the Effective Date or will be generated independent of this Agreement thereafter.

9.	REPRESENTATIONS AND WARRANTIES

9.1	Warranty of Authority. Each party represents and warrants to the other party that it has the necessary corporate power, right and authority to enter into this Agreement, to carry out its obligations under this Agreement, and to grant the rights herein granted.

9.2	Warranty Disclaimer of Transmeta. EXCEPT AS EXPRESSLY SET FORTH IN SECTION 9.1, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, TRANSMETA SPECIFICALLY AND EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES OR CONDITIONS WITH RESPECT TO THE TRANSMETA TECHNOLOGY, TRANSMETA TECHNOLOGY DELIVERABLES, TECHNOLOGY TRANSFER TRAINING, TECHNICAL SUPPORT SERVICES AND MAINTENANCE SERVICES, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, INCLUDING ANY IMPLIED WARRANTIES OR CONDITIONS OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, QUALITY, OR NON-INFRINGEMENT, EVEN IF TRANSMETA HAS BEEN MADE AWARE OF ANY PARTICULAR SONY REQUIREMENTS.

9.3	Warranty Disclaimer of Sony. EXCEPT AS EXPRESSLY SET FORTH IN SECTION 9.1, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, SONY SPECIFICALLY AND EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES OR CONDITIONS REGARDING SONY IMPROVEMENTS, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, INCLUDING ANY

* * * Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Sony / Transmeta LongRun2 Agreement	11	January 2005

IMPLIED WARRANTIES OR CONDITIONS OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, QUALITY, OR NON-INFRINGEMENT, EVEN IF SONY HAS BEEN MADE AWARE OF ANY PARTICULAR TRANSMETA’S REQUIREMENTS.

10.	INFRINGEMENT INDEMNITY

10.1	Transmeta Obligations. Subject to Sections 10.2 and 10.4, Transmeta will, at its expense: (i) defend any third-party action or proceeding brought against Sony (or a Sony Subsidiary) to the extent that it is based upon a claim that the Transmeta Technology and/or Transmeta Technology Deliverables, as provided by Transmeta to Sony under this Agreement, infringes or misappropriates any Intellectual Property Rights of any third party; and (ii) settle such claim and pay any costs, damages and reasonable attorneys’ fees attributable to such claim incurred by Sony and/or Sony Subsidiaries in relation to this claim or that are payable in a settlement approved in advance and in writing, by Transmeta, provided, however, that Transmeta shall not enter into any settlement that would impose any obligations or liability upon Sony, without Sony’s prior written consent.

10.2	Conditions to Defense Obligations. Transmeta will have no obligations to Sony under this Section 10 unless Sony: (i) provides Transmeta with prompt written notice of the claim; (ii) provides Transmeta with all reasonable information and assistance, at Transmeta’s expense, to defend or settle the claim; and (iii) (subject to the provisos as set forth in Sections 10.1 (ii)), grants Transmeta authority and sole control of the defense and settlement of the claim. Sony reserves the right to retain counsel, at Sony’s expense, to participate in the defense and settlement of any such claim.

10.3	Injunctions. If Sony’s use of the Transmeta Technology and/or Transmeta Technology Deliverables is, or in Transmeta’s opinion is likely to be, enjoined due to a claim of the type specified in Section 10.1 above, then Transmeta will, at its sole option and expense: (i) procure for Sony the right to continue using the Transmeta Technology and/or Transmeta Technology Deliverables under the terms of this Agreement; and/or (ii) replace or modify the Transmeta Technology and/or Transmeta Technology Deliverables to make it non-infringing but substantially equivalent in function; or (iii) if options (i) and (ii) above cannot be accomplished despite Transmeta’s best efforts, then Transmeta and Sony will work together to determine an mutually agreed-upon alternative solution.

10.4	Exclusions. Notwithstanding the terms of Section 10.1, Transmeta will have no liability for any infringement or misappropriation claim of any kind to the extent it results from: (i) modifications to the Transmeta Technology or Transmeta Technology Deliverables not made by Transmeta or a party authorized in writing by Transmeta, if a claim would not have occurred but for such modifications; (ii) the combination, operation or use of the Transmeta Technology or Transmeta Technology Deliverables with any data, software, products or devices not provided by Transmeta or in connection with processes not provided by Transmeta, if a claim would not have

* * * Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Sony / Transmeta LongRun2 Agreement	12	January 2005

occurred but for such combination, operation or use; (iii) Sony’s failure to use updated or modified versions of the Transmeta Technology or Transmeta Technology Deliverables provided by Transmeta to avoid a claim; (iv) use of the Transmeta Technology or Transmeta Technology Deliverables by or on behalf of Sony or any Sony Subsidiary other than in accordance with this Agreement; or (v) use of the Transmeta Technology or Transmeta Technology Deliverables in any manner that would cause Transmeta to continue to incur liability to a third party with respect to an infringement or misappropriation claim after notice from Transmeta to cease use thereof.

10.5	Sole Remedy of Sony. AS BETWEEN TRANSMETA AND SONY, THE PROVISIONS OF THIS SECTION 10 SET FORTH TRANSMETA’S SOLE AND EXCLUSIVE OBLIGATIONS, AND SONY’S SOLE AND EXCLUSIVE REMEDIES, WITH RESPECT TO ANY THIRD-PARTY INTELLECTUAL PROPERTY RIGHTS INFRINGEMENT OR MISAPPROPRIATION CLAIMS OF ANY KIND RELATED TO THE TRANSMETA TECHNOLOGY, TRANSMETA TECHNOLOGY DELIVERABLES, LONGRUN2 PRODUCTS, AND ANY TECHNOLOGY TRANSFER TRAINING, TECHNICAL SUPPORT SERVICES AND MAINTENANCE SERVICES PROVIDED BY OR FOR TRANSMETA UNDER THIS AGREEMENT.

11.	LIMITATION OF LIABILITY

11.1	Exclusion of Damages. NEITHER PARTY WILL BE LIABLE FOR ANY INCIDENTAL, SPECIAL, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES (INCLUDING LOSS OF USE, DATA, BUSINESS, PROFITS, OR GOODWILL) IN CONNECTION WITH, ARISING OUT OF, OR RELATING TO THIS AGREEMENT OR THE USE OF THE TRANSMETA TECHNOLOGY, TRANSMETA TECHNOLOGY DELIVERABLES OR FROM TECHNOLOGY TRANSFER TRAINING, TECHNICAL SUPPORT SERVICES OR MAINTENANCE SERVICES PERFORMED BY TRANSMETA UNDER THIS AGREEMENT, OR SONY IMPROVEMENTS, WHETHER SUCH LIABILITY ARISES FROM ANY CLAIM BASED UPON CONTRACT, WARRANTY, TORT (INCLUDING NEGLIGENCE), PRODUCT LIABILITY OR OTHERWISE, AND WHETHER OR NOT A PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE. The foregoing limitation will not apply to or restrict in any manner: (a) either party’s liability arising from a breach of Section 7; (b) either party’s liability arising out of any infringement, misappropriation or violation of the other party’s Intellectual Property Rights; or (c) Sony’s liability arising from a breach of Section 2.3.

11.2	Total Liability. IN NO EVENT WILL EACH OF TRANSMETA’S TOTAL LIABILITY TO SONY AND SONY’S TOTAL LIABILITY TO TRANSMETA IN CONNECTION WITH, ARISING OUT OF, OR RELATING TO THIS AGREEMENT, FROM ALL CAUSES OF ACTION AND THEORIES OF LIABILITY, EXCEED * * *. The foregoing limitation will not apply to or restrict in

* * * Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Sony / Transmeta LongRun2 Agreement	13	January 2005

any manner: (a) either party’s liability arising from a breach of Section 7; (b) either party’s liability arising out of any infringement, misappropriation or violation of the other party’s Intellectual Property Rights; or (c) Sony’s liability arising from any breach of Section 2.3.

11.3	Acknowledgment. Sony acknowledges that Transmeta has entered into this Agreement in reliance on the above limitations of liability, and that the same constitute a material basis of the bargain between the parties. The parties have agreed that the limitations specified above will survive any expiration or termination of this Agreement and will apply even if any limited remedy specified in this Agreement is found to have failed of its essential purpose.

12.	GENERAL PROVISIONS

12.1	Assignment. Neither party may assign or transfer this Agreement and/or any rights and/or obligations hereunder, in whole or in part, whether by operation of law or otherwise, without the other party’s express prior written consent, which consent will not be unreasonably delayed or withheld; provided that any such assignee or transferee shall agree in writing to be bound by the terms and conditions of this Agreement. Any attempt to assign or transfer this Agreement, without such consent, will be null and void and without effect. Notwithstanding the foregoing, either party may assign or transfer this Agreement, without the other party’s consent, to a third party that succeeds to all or substantially all of its assets or related business (whether by sale, merger, operation of law or otherwise), and Transmeta may so assign this Agreement to an assignee or transferee of, or successor in interest to, Transmeta’s rights to license the Intellectual Property Rights in and to the Transmeta Technology; provided that any such assignee, transferee or successor agrees in writing to be bound by the terms and conditions of this Agreement. Subject to the foregoing, the rights and obligations of the parties will be binding upon and inure to the benefit of the parties’ permitted successors and lawful transferees and assigns. Sony agrees, represents and warrants on behalf of itself and all sublicensed Sony Subsidiaries that it will not transfer or assign any Patents for which Sony covenants not to sue under Section 2.5, except under terms and conditions that bind the transferee or assignee to the terms of Section 2.5.

12.2	Independent Contractors. In performing their respective duties under this Agreement, each of the parties will be operating as an independent contractor. Nothing contained herein will in any way constitute any association, partnership, or joint venture between the parties hereto. Neither party will have the power to bind the other party or incur obligations on the other party’s behalf without the other party’s prior written consent.

12.3	Equitable Relief. Each party acknowledges and agrees that any breach of this Agreement with respect to the other party’s Intellectual Property Rights or Confidential Information may cause such other party to incur irreparable harm and significant injury that would be difficult to ascertain and would not be compensable

* * * Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Sony / Transmeta LongRun2 Agreement	14	January 2005

by damages alone. Accordingly, each party acknowledges and agrees that, in addition to any and all remedies that the non-breaching party may have at law or otherwise with respect to such a breach, the non-breaching party will have the right to obtain specific performance, injunction or other appropriate equitable relief.

12.4	Notice. All notices required or permitted under this Agreement will be in writing and delivered by confirmed facsimile transmission, by courier or overnight delivery services, or by certified mail, and in each instance will be deemed given upon receipt. All communications will be sent to the addresses set forth below or to such other address as may be specified by either party to the other in accordance with this Section. Either party may change its address for notices under this Agreement by giving written notice to the other party by the means specified in this Section.

Transmeta:	Sony:
David R. Ditzel	President
* * *	SoC Business Group

Semiconductor Solutions Network Company

3990 Freedom Circle, Santa Clara, CA 95054, U.S.A.	Shinagawa Seaside Business Center, 4-12-3 Higashishinagawa, Shinagawa-ku, Tokyo 140-0002, Japan

With a copy to:
John O’Hara Horsley
* * *

12.5	Compliance with Law; Export Controls. Each party will comply with all laws and regulations applicable to such party’s performance of this Agreement. Without limiting the generality of the foregoing, each party will comply fully with all relevant export laws and regulations of the United States and Japan and all other countries having competent jurisdiction (“Export Laws”) to ensure that neither the Transmeta Technology, Transmeta Technology Deliverables nor any direct product thereof or technical data related thereto is: (i) exported or re-exported directly or indirectly in violation of Export Laws; or (ii) used for any purposes prohibited by the Export Laws, including, but not limited to, nuclear, chemical, or biological weapons proliferation.

12.6	Waiver. No failure by either party to exercise or enforce any of its rights under this Agreement will act as a waiver of such rights, and no waiver of a breach in a particular situation will be held to be a waiver of any other or subsequent breach.

* * * Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Sony / Transmeta LongRun2 Agreement	15	January 2005

12.7	Severability. If any provision of this Agreement is found invalid or unenforceable, that provision will be enforced to the maximum extent possible, and the other provisions of this Agreement will remain in force.

12.8	Non-Exclusive Remedy. Except as otherwise set forth in this Agreement, the exercise by either party of any of its remedies under this Agreement will be without prejudice to its other remedies under this Agreement or otherwise.

12.9	Force Majeure. Neither party will be liable to the other party for any delay or failure in its performance of this Agreement to the extent that such delay or failure is due to causes beyond it’s reasonable control, including, but not limited to, acts of God, fires, earthquake, explosions, labor disputes, war, terrorism, riots, inability to obtain energy or supplies, provided, that the non-performing party promptly furnishes notice to the other party and resumes performance as soon as practicable.

12.10	Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of California. The parties expressly disclaim the application of the U.N. Convention on Contracts for the International Sale of Goods.

12.11	Entire Agreement. This Agreement, including its exhibits, constitutes the complete and exclusive understanding and agreement between the parties relating to the subject matter hereof and supersedes all contemporaneous and prior understandings, agreements and communications (both written and oral) relating to its subject matter. No modifications, alterations or amendments will be effective unless in writing signed by duly authorized representatives of both parties.

12.12	Publicity. Except as required by applicable law, neither party will individually make or issue any press release or public statement related to this Agreement or any of the rights or obligations undertaken by either party hereunder unless agreed otherwise in writing by both parties prior to the issuance of any such press release or public statement, provided that if a party is required by applicable law to make or issue any press release or statement, such party shall immediately notify the other party and both parties shall discuss in good faith the contents and timing thereof.

12.13	Counterparts. This Agreement may be executed in multiple counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

12.14	Negotiations. The parties will attempt to resolve all disputes, claims, or controversies arising under or related to this Agreement or its subject matter or any right or obligation created by this Agreement (“Dispute”) through good faith negotiations conducted by the representatives of the parties. The party asserting the Dispute will give prompt notice to the other party describing the Dispute in reasonable detail (“Dispute Notice”).

* * * Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Sony / Transmeta LongRun2 Agreement	16	January 2005

12.15	Arbitration. If the parties are unable to resolve a Dispute through good faith negotiations conducted in accordance with the provisions of Section 12.14 above, then, the Dispute will be resolved by binding arbitration conducted (i) in Santa Clara County, California by the American Arbitration Association (“AAA”) in accordance with its Commercial Arbitration Rules then in effect if Transmeta is the defendant, and (ii) in Tokyo, Japan by the Japan Commercial Arbitration Association in accordance with its Commercial Arbitration Rules then in effect if Sony is the defendant. The arbitration will be conducted in the English language. The number of arbitrators shall be three (3) and they shall be appointed in accordance with the applicable rules. The award rendered by the arbitrators will be final, binding and non-appealable. Judgment upon such award may be entered in any court of competent jurisdiction. All costs incurred in conducting the arbitration (other than fees of counsel) will be shared equally by the parties.

12.16	Reservation of Rights. Notwithstanding the foregoing provision of Section 12.15, each party reserves the right to seek injunctive or other equitable relief in a court of competent jurisdiction with respect to any Dispute related to the actual or threatened infringement, misappropriation or violation of a party’s Intellectual Property Rights or breach of Section 2 hereof.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly-authorized representatives as of the Effective Date.

TRANSMETA CORPORATION:		SONY CORPORATION:
By:	/s/	By:	/s/

Name:	Matthew R. Perry	Name:	Masaaki Tsuruta

Title:	President and CEO	Title:	President, SOC Business Group Semiconductor Solutions Network Company
Date:	January 20, 2005	Date:	January 18, 2005

* * * Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Sony / Transmeta LongRun2 Agreement	17	January 2005

EXHIBIT A

Transmeta Technology and Transmeta Technology Deliverables

The following documents and intellectual property will be delivered substantially in the form described below, although the exact titles and contents may change. The specific titles and bulleted descriptions are meant to be indicative of the content of each document.

1. Transmeta LongRun Power Management Overview

     * * *

2. Transmeta LongRun Code Morphing Software Examples

•	Examples and documentation of * * *

3. Transmeta LongRun Product Engineering Documentation

     * * *

4. Transmeta LongRun Circuit Design Guide

     * * *

5. Transmeta LongRun2 Power Management Overview

     * * *

6. Transmeta LongRun2 * * * Design Guide

     * * *

7. Transmeta LongRun2 Circuit Design Guide

     * * *

* * * Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Sony / Transmeta LongRun2 Agreement	18	January 2005

8. Transmeta LongRun2 * * * methodology

     * * *

9. Transmeta LongRun2 Transistor Optimization Guidelines

     * * *

bh

10. Transmeta * * * Design Guide

     * * *

11. Transmeta’s Presentation Materials

•	Instructional text, PowerPoint slides and other presentation materials used in connection with the training classes.

•	Transmeta’s disclosure of Proprietary Information pursuant to that certain Mutual Non-Disclosure Agreement between Transmeta and Sony, * * *.

12. Transmeta Technology Training

Transmeta will hold training classes for Sony as soon as can be mutually agreed between the parties, but in no case later than * * * after the Effective Date of this Agreement. Training classes will cover each of the topic areas listed above. Training classes will take no more than * * * business days.

13. Additional LongRun2 IP

     * * *

* * * Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Sony / Transmeta LongRun2 Agreement	19	January 2005

EXHIBIT B

Maintenance Services and Fees, Technical Support Services and Fees

This exhibit describes the Maintenance Services and Technical Support Services that Transmeta will provide to Sony pursuant to Section 3.2.

Maintenance Services. Maintenance services to:

(a) evaluate, modify or correct any errors reported by Sony to Transmeta, and

(b) correct or update documentation and/or tangible material, provide bug fixes, or otherwise maintain the Transmeta Technology, not to exceed * * * per calendar quarter.

Maintenance Services Fee. The fee for Maintenance Services shall be * * * per calendar quarter (which may be changed by mutual agreement between the parties from time to time). Such fee will be due and payable * * *. Sony may request an increased level of Maintenance Services should this not provide sufficient, at an additional rate to be agreed to by the parties.

* * * Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Sony / Transmeta LongRun2 Agreement	20	January 2005

Technical Support Services. Pursuant to Section 3.2, Sony may request technical support services from Transmeta beyond basic Maintenance Services to assist Sony with their implementation of Transmeta Technology. Such services and fees will be mutually agreed to by the parties, and may be modified in writing on a quarterly basis.

Below is a description of certain of the types of projects that Transmeta may perform for Sony as part Technical Support Services, at Sony’s request. The engineering personnel requirements indicated under “Project Description”, the * * * indicated under “Estimated * * *” for each such project, and the * * * fee indicated under “Fee * * *” are provided for estimating purposes only and are not binding on Transmeta or Sony and do not affect the quarterly Technical Support Service fee payable by Sony, as specified below. The specific services and deliverables (if any) for each project performed by Transmeta as part of Technical Support Services will be as mutually agreed to by the parties.

Project	Estimated	Fee
Description	* * *	* * *	Total

Consulting on * * *	* * *	* * *	* * *

Consulting on * * *	* * *	* * *	* * *

Study project * * *	* * *	* * *	* * *

Total	* * *	* * *	* * *

Technical Support Services Fee. The fee for Technical Support Services shall be * * * per calendar quarter, not to exceed * * * per calendar quarter. Such fee will be due and payable * * *. Sony may request a different level of Technical Support Services at a rate to be agreed to by the parties.

* * * Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Sony / Transmeta LongRun2 Agreement	21	January 2005

EXHIBIT C

Technology Transfer Service Fees

Technology Transfer Services Fee. Pursuant to Section 3.5, Sony will pay Transmeta a one-time technology transfer services fee of * * *, as follows:

Installment	Due and Payable Date

* * *	within * * * after the execution of this Agreement,

* * *	within * * * after Transmeta’s delivery of all items identified in Sections 1 through 10 of Transmeta Technology Deliverables pursuant to Section 3.1

* * * Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Sony / Transmeta LongRun2 Agreement	22	January 2005

EXHIBIT D

Royalties

     For any Licensed LongRun2 Product manufactured by or for Sony, Sony will pay Transmeta royalties calculated in accordance with the royalty schedule set forth below.

Cumulative wafers	Royalty for 8” wafers	Royalty for 12" or other size wafers
* * *	* * *	* * *
* * *	* * *	* * *
* * *	* * *	* * *
* * *	* * *	* * *
* * *	* * *	* * *
* * *	* * *	* * *

Note to Royalty Schedule

1.	[* * *].

* * * Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Sony / Transmeta LongRun2 Agreement	23	January 2005